Exhibit 10.26
EIGHTH AMENDMENT TO THE
SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF COTTONWOOD RESIDENTIAL O.P., LP
This Eighth Amendment (this “Amendment”) to the Sixth Amended and Restated Limited Partnership Agreement (the “Agreement”) of Cottonwood Residential O.P., LP, a Delaware limited partnership (the “Partnership”), is entered into effective as of December 5, 2024 and is entered into by and among Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company (the “General Partner”), CC Advisors – SLP, LLC, a Delaware limited liability company (the “Special Limited Partner”), and the Limited Partners set forth on Exhibit A to the Agreement. Capitalized terms used in this Amendment are defined as set forth in the Agreement.
WHEREAS, the General Partner and the Limited Partners have determined it to be in the best interest of the Partnership to amend the Agreement to reflect the authorization of the Series 2025 Preferred Units and the make certain changes to the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the preceding, the General Partner hereby amends the Agreement as follows:
1.    Section 1 of the Agreement is amended to add the following definition:
“Series 2025 Preferred Unit” shall represent an interest in the Partnership entitling a holder of the Series 2025 Preferred Units to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.
2.    The following shall be added as Section 4.19:
4.16    Issuance of Series 2025 Preferred Units. The General Partner is authorized to cause the Partnership to issue the Series 2025 Preferred Units to CCI according to the Partnership Unit Designation of the Series 2025 Preferred Units provided on Exhibit N.
3.    Exhibit A of the Agreement shall be replaced with Exhibit A attached to this Amendment.
4.    Exhibit N attached to this Amendment shall be added as Exhibit N to the Agreement.
5.    As amended hereby, the Agreement shall continue in full force and effect.
6.    The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.
7.    This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.
8.    Any electronic signature of a party to this Amendment and of a party to take any action related to this Amendment shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Amendment) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.
GENERAL PARTNER:

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:    Cottonwood Communities, Inc.,
    a Maryland corporation, its sole member

    By: /s/ Enzio Cassinis
Name:    Enzio Cassinis
Title:     President
    SPECIAL LIMITED PARTNER:

CC Advisors – SLP, LLC, a Delaware limited liability company

By: /s/ Gregg Christensen
    Name: Gregg Christensen
    Title: Chief Legal Officer
LIMITED PARTNERS:

Executed on behalf of the Limited Partners pursuant to the power of attorney set forth in Section 9.2 of the Sixth Amended and Restated Limited Partnership Agreement, as amended

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:    Cottonwood Communities, Inc.,
    a Maryland corporation, its sole member

    By:     /s/ Enzio Cassinis
Name:     Enzio Cassinis
Title:     President

EXHIBIT A

PARTNERS’ CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Partner	Units	Percentage Interest
GENERAL PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SPECIAL LIMITED PARTNER
CC Advisors – SLP, LLC 1245 Brickyard Rd, Suite 210 Salt Lake City, Utah 84106	[On file with the Partnership]

COMMON LIMITED PARTNERS
[On file with Partnership]	[On file with the Partnership]

SERIES 2019 PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SERIES 2023 PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SERIES 2023-A PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SERIES A CONVERTIBLE PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SERIES 2025 PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

EXHIBIT N
PARTNERSHIP UNIT DESIGNATION OF
THE SERIES 2025 PREFERRED UNITS
1.    Number of Units and Designation.
A class of Preferred Units is hereby designated as “Series 2025 Preferred Units,” and the number of Preferred Units constituting such class shall equal 15,000,000.
2.    Definitions.
For purposes of the Series 2025 Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement:
“Series 2019 Preferred Unit” means a Series 2019 Preferred Unit in the Partnership.
“Series 2023 Preferred Unit” means a Series 2023 Preferred Unit in the Partnership.
“Series 2023-A Preferred Unit” means a Series 2023-A Preferred Unit in the Partnership.
“Series 2025 Designation” means this Partnership Unit Designation of Series 2025 Preferred Units.
“Series 2025 Distribution Payment Date” means the first day of each month, or if not a business day, the next succeeding business day.
“Series 2025 Junior Partnership Units” has the meaning set forth in Section 7.3 of this Series 2025 Designation.
“Series 2025 Liquidation Preference” has the meaning set forth in Section 4.1 of this Series 2025 Designation.
“Series 2025 Parity Partnership Units” has the meaning set forth in Section 7.2 of this Series 2025 Designation.
“Series 2025 Purchase Price” means $10.00 per Series 2025 Preferred Unit.
“Series 2025 Preferred Unit” means a Preferred Partnership Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Series 2025 Designation. It is the intention of the General Partner that each Series 2025 Preferred Unit shall be substantially the economic equivalent of one share of Series 2025 Preferred Stock.
“Series 2025 Preferred Stock” means the Series 2025 Preferred Stock, par value $0.01 per share, of CCI.
“Series 2025 Senior Partnership Units” has the meaning set forth in Section 7.3 of this Series 2025 Designation.
    EXHIBIT K

“Series A Convertible Preferred Unit” means a Series A Convertible Preferred Unit in the Partnership.
“Special Redemption Event” means the date upon which (i) CCI’s shares of common stock are listed for trading on a national securities exchange with at least 3 market makers or a New York Stock Exchange specialist or (ii) CCI enters into a binding commitment for any merger or combination of CCI or the sale of substantially all of CCI’s assets or (iii) the Board of Directors of CCI approves of a reorganization, restructuring, spinoff or similar transaction of CCI.
3.    Distributions.
On every Series 2025 Distribution Payment Date, the holder of record of the Series 2025 Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series 2025 Preferred Unit equal to a 6.50% cumulative but not compounded per annum return on the Series 2025 Purchase Price (equivalent to a fixed annual rate of $0.65 per Series 2025 Preferred Unit) which will be determined on a daily basis; provided, however, that, (i) commencing January 1, 2029, such rate shall increase to 6.75% per annum of $10.00 per Series 2025 Preferred Unit (equivalent to a fixed annual rate of $0.675 per Series 2025 Preferred Unit) and (ii) commencing January 1, 2030, such rate shall increase to 7.00% per annum of $10.00 per Series 2025 Preferred Unit (equivalent to a fixed annual rate of $0.70 per Series 2025 Preferred Unit). Each such distribution shall be payable to the holder of record of the Series 2025 Preferred Units as set forth in the records of the Partnership at the close of business on the record date for the distribution payable with respect to the Series 2025 Preferred Stock on such Series 2025 Distribution Payment Date. The holders of the Series 2025 Preferred Units shall not be entitled to any distributions on the Series 2025 Preferred Units, whether payable in cash, property or stock, except as provided herein.
4.    Liquidation Preference.
4.1    In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made to or set apart for the holders of the Series 2025 Junior Partnership Units, and subject to the preferential rights of the Series 2025 Senior Partnership Units, the holders of the Series 2025 Preferred Units shall be entitled to receive $10.00 per Series 2025 Preferred Unit (the “Series 2025 Liquidation Preference”), plus an amount per Series 2025 Preferred Unit equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series 2025 Preferred Unit; but such holders shall not be entitled to any further payment. Until the holders of the Series 2025 Preferred Units have been paid the Series 2025 Liquidation Preference in full, plus an amount equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series 2025 Preferred Unit to the date of final distribution to such holders, no payment shall be made to any holder of Series 2025 Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series 2025 Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Series 2025 Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series 2025 Preferred Units and any such Series 2025 Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Series 2025 Preferred Units and any such other Series 2025 Parity Partnership Units if all amounts payable thereon were paid in full.
4.2    Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the Series 2025 Preferred Units and any Series 2025 Parity
    EXHIBIT K

Partnership Units, as provided in this Section 4, any other series or class or classes of Series 2025 Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 2025 Preferred Units and any Series 2025 Parity Partnership Units shall not be entitled to share therein.
5.    Redemption.
Series 2025 Preferred Units shall be redeemable by the Partnership as follows:
5.1    Unless the Series 2025 Preferred Units have been earlier redeemed as set forth in Section 5.2 or Section 5.3, on December 31, 2028, the Partnership shall, to the extent there are funds legally available therefor and subject to the preferential rights of the Series 2025 Senior Partnership Units, redeem all of the Series 2025 Preferred Units for cash at a redemption price equal to the Series 2025 Purchase Price plus any accrued but unpaid distributions through the redemption date. Notwithstanding the above, the Partnership may, in the discretion of the General Partner and only if CCI has extended the term of the Series 2025 Preferred Stock, extend the redemption date for up to 2 successive one-year periods.
5.2    Subject to Section 5.3, the Partnership may, in the sole discretion of the General Partner, redeem for cash the Series 2025 Preferred Units at any time on or after December 31, 2025, in whole or in part, at a redemption price equal to the Series 2025 Purchase Price plus any accrued but unpaid distributions through the redemption date.
5.3    In connection with a Special Redemption Event, the Partnership may, in the sole discretion of the General Partner, redeem for cash the Series 2025 Preferred Units at a redemption price equal to the Series 2025 Purchase Price plus any accrued but unpaid distributions through the redemption date.
6.    Cancellation of Units; Status of Reacquired Units.
Upon the reacquisition in any manner by CCI of any shares of Series 2025 Preferred Stock, a like number of the Series 2025 Preferred Units, automatically and without any further action by the holder of the Series 2025 Preferred Units or the Partnership, shall be deemed cancelled. All Series 2025 Preferred Units that have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.
7.    Ranking.
Any class or series of Partnership Units of the Partnership shall be deemed to rank:
7.1    prior or senior to the Series 2025 Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series 2025 Preferred Units and expressly includes the Series 2019 Preferred Units and the Series 2023 Preferred Units (collectively, the “Series 2025 Senior Partnership Units”);
7.2    on a parity with the Series 2025 Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Series 2025 Preferred Units, if the holders of such class or series of Partnership Units and the Series 2025 Preferred Units shall be entitled to the receipt of distributions and of amounts
    EXHIBIT K

distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority of one over the other (collectively, the “Series 2025 Parity Partnership Units”); and
7.3    junior to the Series 2025 Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Common Units or (ii) the holders of the Series 2025 Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units and expressly includes the Series A Convertible Preferred Units and the Series 2023-A Preferred Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Series 2025 Junior Partnership Units”).
8.    Special Allocations.
8.1    Gross income and, if necessary, gain shall be allocated to the holder of the Series 2025 Preferred Units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holder of the Series 2025 Preferred Units receives a distribution on any Series 2025 Preferred Units (other than for a return of its original Capital Contributions).
8.2    If any Series 2025 Preferred Units are redeemed pursuant to Section 5 hereof, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years), (i) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of the Series 2025 Preferred Units to the extent that the redemption amount paid or payable with respect to the Series 2025 Preferred Units so redeemed exceeds the aggregate Capital Contribution per Series 2025 Preferred Unit allocable to the Series 2025 Preferred Units so redeemed and (ii) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of the Series 2025 Preferred Units to the extent that the aggregate Capital Contribution per Series 2025 Preferred Unit allocable to the Series 2025 Preferred Units so redeemed exceeds the redemption amount paid or payable with respect to the Series 2025 Preferred Units so redeemed. The intent of this Section is that gain or loss shall be allocated so that the ending Capital Account of a holder of the Series 2025 Preferred Units is equal to zero after a redemption.
9.    Restrictions on Ownership.
The Series 2025 Preferred Units are not transferrable and must be owned and held at all times solely by CCI or the General Partner.
10.    Adjustments for Stock Splits, etc.
If the number of outstanding shares of Series 2025 Preferred Stock is adjusted at any time or from time to time as a result of any stock dividend or any reclassification, subdivision or combination of the outstanding shares of Series 2025 Preferred Stock into a greater or smaller number of shares of Series 2025 Preferred Stock, then a similar adjustment to the number of outstanding Series 2025 Preferred Units shall be made in order to preserve the economic equivalence of the Series 2025 Preferred Stock and the Series 2025 Preferred Units.
11.    General.
11.1    The ownership of the Series 2025 Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the
    EXHIBIT K

issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Series 2025 Preferred Units.
11.2    The rights of CCI, in its capacity as a holder of the Series 2025 Preferred Units, are in addition to and not in limitation of any other rights or authority of CCI in any other capacity under the Agreement or applicable law. In addition, nothing contained herein shall be deemed to limit or otherwise restrict the authority of CCI under the Agreement, other than in its capacity as a holder of the Series 2025 Preferred Units.
    EXHIBIT K